Exhibit 10.4

CONTRIBUTION AND CONVEYANCE AGREEMENT

THIS CONTRIBUTION AND CONVEYANCE AGREEMENT (this “Agreement”) is entered into as of [                ], 2011, among Golar LNG Limited, a Bermuda exempted company (“Golar”), Golar GP LLC, a Marshall Islands limited liability company (the “General Partner”), Golar LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), Golar LNG Holding Co., a Marshall Islands corporation (“LNG Holdings”), and Golar Partners Operating LLC, a Marshall Islands limited liability company (“Operating LLC”).  The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                   Golar and the General Partner have formed the Partnership pursuant to the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) for the purpose of owning and operating liquefied natural gas carriers and floating storage and regasification units under long-term charters.  The respective boards of directors of Golar, the Partnership and LNG Holdings and the respective members of the General Partner and Operating LLC have, prior to the date of this Agreement, authorized the Parties to effect the actions set forth below at the times and in the order set forth below.

B.                                     To accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date of this Agreement:

(1)                                  Golar formed the General Partner under the terms of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”) and contributed $1,000 in exchange for all of the membership interests in the General Partner;

(2)                                  The General Partner and Golar formed the Partnership under the terms of the Marshall Islands LP Act, and the General Partner contributed $20.00 and Golar contributed $980.00 in exchange for a 2.0% general partner interest and 98.0% limited partner interest in the Partnership, respectively;

(3)                                  Golar and the General Partner formed Operating LLC under the terms of the Marshall Islands LLC Act, and the General Partner contributed $20.00 and Golar contributed $980.00 in exchange for a 2.0% membership interest and 98.0% membership interest in Operating LLC, respectively;

(4)                                  Golar Management Limited transferred the shares of each of Golar Spirit UK Ltd. and Golar 2215 UK Ltd. to Golar;

(5)                                  Gotaas-Larsen Shipping Corp. transferred the shares of each of Golar Maritime (Asia) Inc. and Oxbow Holdings Inc. to Golar;

(6)                                  Golar contributed all of the shares of capital stock of Golar Maritime (Asia) Inc., Oxbow Holdings Inc., Golar LNG 2215 Corp., and the entire issued share capital of Golar 2215 UK Ltd. and Golar Spirit UK Ltd. to Operating LLC as a capital contribution; and

(7)                                  Golar and the General Partner contributed all of their interests in Operating LLC to the Partnership as a capital contribution.

C.                                     Effective on the date of this Agreement, each of the following transactions shall occur in accordance with and pursuant to this Agreement:

(1)                                  LNG Holding will distribute the entire issued share capital of Golar Winter UK Ltd. (“Winter Ltd.”), a private company limited by shares incorporated in England with 1,000 ordinary shares of £1.00 in issue (such issued shares being the “Winter Shares”) to Golar;

(2)                                  Golar will contribute to the Partnership (i) the Winter Shares and (ii) all of the outstanding shares of capital stock of Golar LNG 2220 Corporation (“LNG 2220” and, together with Winter Ltd., the “Winter Subsidiaries”), a corporation organized under the laws of the Republic of the Marshall Islands with an authorized capital of 500 registered shares, par value $0.01 per share, all of which are issued and outstanding (such issued and outstanding shares being the “LNG 2220 Shares”) as a capital contribution;

(3)                                  The Partnership will contribute the Winter Shares and the LNG 2220 Shares to Operating LLC as a capital contribution; and

(4)                                  The agreements of limited partnership and the limited liability agreements of the forementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article I of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
CONTRIBUTIONS AND CONVEYANCE

1.1                                 The Parties acknowledge and agree that the following actions hereby occur in the following order effective on the date of this Agreement:

(a)                                  Distribution by LNG Holdings of Winter Ltd.  LNG Holdings hereby distributes the Winter Shares to Golar, and Golar hereby acknowledges receipt of the Winter Shares;

(b)                                 Contribution by Golar of Interests in Winter Subsidiaries to the Partnership.  Golar hereby contributes the Winter Shares and the LNG 2220 Shares to the Partnership as a capital contribution, and the Partnership hereby acknowledges receipt of the Winter Shares and the LNG 2220 Shares;

(c)                                  Contribution by the Partnership of Interests in Winter Subsidiaries to Operating LLC.  The Partnership hereby contributes the Winter Shares and the LNG 2220 Shares to Operating LLC as a capital contribution, and Operating LLC hereby acknowledges receipt of the Winter Shares and the LNG 2220 Shares; and

(d)                                 Specific Conveyances.  To further evidence the transfer of the Winter Shares and the LNG 2220 Shares reflected in this Agreement (the “Interests”), each party making such transfer may have executed and delivered to the party receiving such Interest being transferred certain conveyance, stock transfer form, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such transfer made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GOLAR; DISCLAIMER

2.1                                 Representations and Warranties.  Golar hereby represents and warrants that:

(a)                                  Each of the Winter Subsidiaries has been duly formed or incorporated and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation and has all requisite power and authority to operate its assets and conduct its business as described in the registration statement on Form F-1 submitted by the Partnership to the Securities and Exchange Commission relating to a potential initial public offering by the Partnership, as amended (the “Registration Statement”);

(b)                                 The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c)                                  The execution, delivery and performance by it of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its, LNG Holdings’ or any Winter Subsidiary’s articles of association, articles of incorporation or by-laws or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it, LNG Holdings or any Winter Subsidiary is a party or is subject or by which any of its or any LNG Holdings’ or Winter Subsidiary’s assets or properties may be bound; (iii) any applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (“Laws”); or (iv) any charter to which any Winter Subsidiary is a party or any material provision of any material contract to which it, LNG Holdings or any Winter Subsidiary is a party or by which its, LNG Holdings’ or any Winter Subsidiary’s properties are bound;

(d)                                 Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by it or LNG Holdings of the transactions contemplated hereunder, and any consents required for the transfer or assignment of the charter related to the Golar Winter (the “Vessel”) have been duly obtained;

(e)                                  The Winter Shares are validly issued in accordance with its articles of association and are fully paid;

(f)                                    The LNG 2220 Shares are duly authorized and validly issued in accordance with its articles of incorporation and by-laws or other organizational document and are fully paid and nonassessable;

(g)                                 (1) Immediately prior to the distribution referred to in Section 1.1(a) of this Agreement, LNG Holdings owns, and (2) and immediately after the distribution referred to in Section 1.1(a) of this Agreement, Golar owns, the beneficial interest in the Winter Shares. and has good legal title to the same, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under or in connection with the finance lease arrangement with respect to the Vessel (the “UK Tax Lease”);

(h)                                 Golar owns the entire beneficial interest in the LNG 2220 Shares and has good legal title to the same, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under or in connection with the UK Tax Lease;

(i)                                     There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the Partnership to acquire the Winter Subsidiaries or the assets of the Winter Subsidiaries, including the Vessel, that has not been waived, other than the rights of Petroleo Brasileiro S.A. (“Petrobras”) arising under the Option Agreement for the Vessel dated September 4, 2007 by and among Winter Ltd., certain affiliates of Petrobras and the other parties named therein;

(j)                                     Correct and complete copies of the articles of association of Winter Ltd. and the organizational documents of LNG 2220 (as amended to the date of this Agreement) have been made available to the Partnership;

(k)                                  Each of the charters to which each Winter Subsidiary is a party (as amended to the date of this Agreement) has been made available to the Partnership;

(l)                                     Winter Ltd.’s charter is a valid and binding agreement of Winter Ltd. enforceable in accordance with its terms and, to the knowledge of Golar, of all other parties thereto enforceable in accordance with its terms;

(m)                               The Winter Subsidiaries have fulfilled all material obligations required pursuant to their charters to have been performed by them prior to the date of this Agreement and have not waived any material rights thereunder; and no material default or breach exists in respect thereof on their part or, to their knowledge, any of the other parties thereto and, to their knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(n)                                 Except for such liabilities, debts obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of vessels of the same type as the Vessel in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against the Winter Subsidiaries or any of the assets owned by the Winter Subsidiaries, including the Vessel, other than those arising under or in connection with the UK Tax Lease and [and the credit agreement with DnB NOR Bank ASA in respect of the Golar Freeze](1); and

(o)                                 The Vessel is (i) adequate and suitable for use by the Winter Subsidiaries in the Winter Subsidiaries’ business as presently conducted by them in all material respects as described in the Registration Statement, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; (v) duly registered under the flag of the Marshall Islands; and (vi) in compliance in all material respects with the requirements of its present class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class.

2.2                                 Disclaimer of Warranties.  EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS,

(1)                    DnB NOR Bank ASA, the lender under a credit agreement in respect of the Golar Freeze, has a second priority assignment of the Golar Winter time charter.  Include this provision if, for any reason, this interest has not been released prior to pricing.

WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE WINTER SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF THE WINTER SUBSIDIARIES, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF THE WINTER SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE WINTER SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  THIS SECTION SHALL SURVIVE THE CONTRIBUTION AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF THE WINTER SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

ARTICLE III
FURTHER ASSURANCES

3.1                                 Further Assurances.  From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

3.2                                 Power of Attorney.  Each Party that has conveyed any Interests as reflected by this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints the General Partner (the “Attorney-in-Fact”) its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Interests contributed and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable.  Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

ARTICLE IV
MISCELLANEOUS

4.1                                 Survival of Representations and Warranties.  The representations and warranties of Golar in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the Partnership may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of this Agreement.  At the end of such period, such representations and warranties will terminate, and no claim may be brought by the Partnership against Golar thereafter in respect of such representations and warranties, except for claims that have been asserted by the Partnership prior to the date of this Agreement.

4.2                                 Costs.  The Partnership shall pay any and all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

4.3                                 Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and

Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

4.4                                 Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.5                                 No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

4.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

4.7                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Interests are located, shall apply.

4.8                                 Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

4.9                                 Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Interests.

4.10                           Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

4.11                           Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof.  This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Contribution and Conveyance Agreement has been duly executed by the parties set forth below.

GOLAR LNG LIMITED

By:
Name: [ ]
Title: [ ]

GOLAR GP LLC

By: GOLAR LNG LIMITED, its sole member

By:
Name: [ ]
Title: [ ]

GOLAR LNG PARTNERS LP

By: GOLAR GP LLC, its general partner

By: GOLAR LNG LIMITED, its sole member

By:
Name: [ ]
Title: [ ]

GOLAR LNG HOLDING CO.

By:
Name: [ ]
Title: [ ]

Signature Page to Contribution Agreement

GOLAR PARTNERS OPERATING LLC

By: GOLAR LNG PARTNERS LP, its sole member

By: GOLAR GP LLC, its general partner

By: GOLAR LNG LIMITED, its sole member

By:
Name: [ ]
Title: [ ]

Signature Page to Contribution Agreement